                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 #33-49886) pertaining to the 1992 Long Term Compensation Plan, in the Registration Statement (Form S-8 #333-26409) pertaining to the 1994 Long Term Compensation Plan and 1997 Stock Option Plan for Outside Directors, in the Registration Statement (Form S-8 #33-84558) pertaining to the Kohl's Corporation Employee Savings Plan, in the Registration Statement (Form S-3 #33-80323) pertaining to the Debt Offering, in the Registration Statement (Form S-3 #333-43988) pertaining to the Liquid Yield Options Subordinated Notes of Kohl's Corporation and in the Registration Statement (Form S-3 #333-83788) pertaining to a shelf registration of Kohl's Corporation securities of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of Kohl's Corporation included in this Annual Report (Form 10-K) for the year ended February 2, 2002.


                                   ERNST & YOUNG LLP


Milwaukee, Wisconsin
April 12, 2001